EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of our report dated January 23, 2003, with respect to the consolidated financial statements of Zions Bancorporation included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

(i)       Registration Statement (Form S-3 No. 033-58801) and related Prospectus pertaining to the Zions Bancorporation Dividend Reinvestment and Common Stock Purchase Plan,

(ii)      Registration Statement (Form S-8 No. 333-36207) and related Prospectus pertaining to Zions Bancorporation Employee Stock Savings Plan,

(iii)     Registration Statement (Form S-8 No. 333-36205) and related Prospectus pertaining to Zions Bancorporation Employee Investment Savings Plan,

(iv)     Registration Statement (Form S-8 No. 333-68461) and related Prospectus pertaining to Aspen Bancshares, Inc. 1993 Non-Qualified Stock Option Plan for Directors, Aspen Bancshares, Inc. 1990 Incentive Stock Option Plan, Vectra Banking Corporation Employees’ Equity Incentive Stock Option Plan, Second Amended and Restated 1988 Stock Option Plan of FP Bancorp, Inc., SBT Bankshares, Inc. 1995 Non-Qualified Stock Option Agreement, The Commerce Bancorporation 1995 Restated Incentive Compensation Plan, and The Commerce Bancorporation 1987 Stock Option Plan,

(v)      Registration Statement (Form S-8 No. 333-74179) and related Prospectus pertaining to Zions Bancorporation 1996 Non-Employee Directors Stock Option Plan,

(vi)     Registration Statement (Form S-8 No. 333-79699) and related Prospectus pertaining to Zions Key Employee Incentive Stock Option Plan,

(vii)    Registration Statement (Form S-8 No. 333-88477) and related Prospectus pertaining to Zions 1998 Non-Qualified Stock Option and Incentive Plan,

(viii)   Registration Statement (Form S-8 No. 333-89611) and related Prospectus pertaining to Pioneer Bancorporation Non-Qualified Stock Option Plan,

(ix)     Registration Statement (Form S-8 POS No. 333-50592) and related Prospectus pertaining to Draper BanCorp 1998 Incentive Plan and Draper BanCorp 1999 Incentive Plan,

(x)      Registration Statement (Form S-8 POS No. 333-54986) and related Prospectus pertaining to Eldorado Bancshares, Inc. 1997 Stock Option Plan, and

(xi)     Registration Statement (Form S-3 No. 333-89202) and related Prospectus pertaining to the offering of debt securities of Zions Bancorporation on a continuous or delayed basis, at an aggregate initial public offering price of up to $625 Million.

/s/ Ernst & Young LLP

Salt Lake City, Utah
March 20, 2003